SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: May 12, 2008
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	0-13976	72-0717400
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On May 12, 2008, Akorn, Inc. (“Akorn”) issued a press release announcing certain results of Akorn’s financial review for the quarter ended March 31, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01	REGULATION FD DISCLOSURE.
     Also on May 12, 2008, Arthur S. Przybyl, President and Chief Executive Officer of Akorn, and Jeffrey A. Whitnell, Chief Financial Officer of Akorn, held a conference call with investors. The scripts for this call for Mr. Przybyl and Mr. Whitnell are attached hereto as Exhibits 99.2 and 99.3, respectively.
     The information in each item of this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     We expressly disclaim any obligation to update these exhibits and caution that they are only accurate on the date they were presented. The inclusion of any data or statements in these exhibits does not signify that the information is considered material.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

99.1	Press release dated May 12, 2008.

99.2	Script of Mr. Przybyl for May 12, 2008 conference call.

99.3	Script of Mr. Whitnell for May 12, 2008 conference call.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
	By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Date: May 12, 2008		Chief Financial Officer, Treasurer and Secretary